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                                                                   EXHIBIT 10.18
                               FIRST AMENDMENT TO
                                  JUNE 14, 1996
                          PRIVATE PLACEMENT MEMORANDUM
                                       OF
                    HEART HOSPITAL OF BK, LLC (the "Company")
                                     TO THE
                       OPERATING AGREEMENT OF THE COMPANY
                                   AND TO THE
                        RIGHT OF FIRST REFUSAL AGREEMENT
                             TO BE ENTERED INTO WITH
                                   HHBF, INC.


         Prospective investors in the Company have previously received copies of the Company's June 14, 1996 Private Placement Memorandum (the "Memorandum") which includes in it the Company's Operating Agreement as Exhibit B (the "Operating Agreement") and the Right of First Refusal Agreement attached as Exhibit C (the "Right of First Refusal"). Prospective investors should read this First Amendment carefully and should note the changes it makes to the Memorandum, the Operating Agreement and the Right of First Refusal. Please note in particular that a new Section 8.12 has been added to the Operating Agreement which provides for certain circumstances upon which a member may withdraw from the Company. The Memorandum, the Operating Agreement and the Right of First Refusal are hereby amended in accordance with the terms of this First Amendment dated as of July 11, 1996 (the "First Amendment") as set forth below:

         1. Amendments to Operating Agreement. The Operating Agreement is hereby amended by:

         (a) Deleting the word "No" as the first word of the second sentence of Section 3.3 and substituting in its place the words: "Except as provided in Section 8.12 below, no";

         (b) Adding the following after the phrase "privileges at any other hospital" in Section 5.10(b):

                           "or from owning an interest in a medical practice that provides the professional service component of the medical procedures described in (b) (ii) above"

         (c)      Adding the following new subsection 7.2(i):


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                           "(i)     In accordance with Section 8.12 hereof;"

         (d)      Adding the following after the word "basis" in Section 7.6:

                           "; provided however, upon a dissolution of the Company in connection with the sale of substantially all of the assets of the Company, this Section 7.6 shall not increase the distributions and allocations to which HHBF is otherwise entitled"

         (e) Adding the following after the phrase "The purchase price for such Membership Interest shall equal" in Section 8.9:

                           "the greater of (a) such deceased Member's Capital Account balance as of the last day of the calendar quarter most recently ended prior to such Member's death, or (b)"

         (f) Deleting the reference to "5.9" in Section 8.10 and substituting "5.10" in lieu thereof.

         (g)      Adding the following new Section 8.12:

                  SECTION 8.12 Special Provisions Regarding Withdrawal. Notwithstanding anything else contained in the Act or this Agreement, the withdrawal of an Investor Member from the Company shall be governed by and made only pursuant to the terms of this Section 8.12 and the withdrawal of HHBF shall be governed by Section 8.1.

                           (a) Subject to this Section 8.12, an Investor Member may withdraw from the Company by giving written notice of such withdrawal to the Company at least six (6) months prior to the effective date of the withdrawal except that, during the first thirty six (36) months after an Investor Member is first admitted to the Company as a Member, such Investor Member shall not withdraw from the Company except as further permitted in subsections (b) or (c) below. Upon the effective date of a withdrawal, the Investor Member shall no longer be a Member in the Company and shall have the status as if he were only an assignee of a Member and shall be only an Economic Interest Owner to the extent the withdrawing Investor Member retains its Economic Interest. Except as expressly provided below, an Investor Member shall not be entitled to any distributions or to have its Economic Interest redeemed or to any other type of payment from the Company or any other Member as a result of the Investor Member=s withdrawal. Except as otherwise expressly provided below, the Company shall have the option to redeem the Membership Interest of any Investor Member who has withdrawn from the Company for an amount equal to such withdrawn Investor Member=s Capital Account balance as of the effective date of such withdrawal net of distributions to such withdrawn Investor Member after the effective date of such withdrawal. HHBF may exercise such option on behalf of the Company by causing it to tender the redemption price to the withdrawn Investor Member within three (3)


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         months of the effective date of the withdrawal.

                           (b) If, by the end of the sixth (6th) month after an Investor Member is first admitted to the Company as a Member, the Company has not received a written commitment from a lender for the financing of the construction of the Hospital (which commitment shall contain commercially reasonable terms and shall be subject to negotiation of definitive loan agreements), such Investor Member may withdraw from the Company by providing written notice of such withdrawal to the Company within ten (10) days of that six (6) month anniversary. In such a case, the Membership Interest of the withdrawing Investor Member shall be redeemed by the Company for an amount equal to the Investor Member's Capital Contributions to the Company net of any previous distributions by the Company to such Investor Member.

                           (c) If, by the end of the eighteenth (18th) month after an Investor Member is first admitted to the Company as a Member, the Company has not commenced, or is not diligently pursuing, construction of the Hospital pursuant to a construction contract or series of related construction contracts to build the Hospital, such Investor Member may withdraw from the Company by providing written notice of such withdrawal to the Company within ten (10) days of that eighteen (18) month anniversary. In such a case and subject to (f) below, the Membership Interest of the withdrawing Investor Member shall be redeemed by the Company for an amount equal to the Investor Member's Capital Account balance as of that eighteen (18) month anniversary.

                           (d)      If the Company receives notices of
         withdrawal from any Investor Member pursuant to subsection (c) above that would result, when aggregated with withdrawals previously made pursuant to subsection (b) above, in the withdrawal of Members holding at least twenty percent (20%) of the percentage Membership Interests in the Company held by Investor Members, at the election of HHBF, the Company may be dissolved and liquidated and no Investor Member will be entitled to withdraw or have its Membership Interest redeemed. HHBF shall make this election by written notice to the Investor Manager within thirty (30) days of the above referenced withdrawal notices.

                           (e) In the event an Investor Member withdraws from the Company pursuant to (b) or (c) above and is not and has not as of the withdrawal date been in breach of this Agreement, there shall be no "Tail Period" for the purposes of Section 5.10(b) of this Agreement with respect to the withdrawn Investor Member, it being acknowledged that if an Investor Member withdraws from the Company pursuant to subsection (a) above, there shall be a Tail Period as set forth in
         Section 5.10(b).

                           (f) In the event an Investor Member withdraws from the Company pursuant to (b) or (c) above and has not as of the withdrawal date been in breach of this Agreement, then such Investor Member shall simultaneously be released from the restrictions set forth in paragraph 7 of the Hospital Professional Services Agreement


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         entered into by and among the Company, the Investor Member's medical practice and the owners of such medical practice."

         (h) Adding the following at the end of Section 12.1 following the word "Agreement":

                           ";provided that HHBF shall give written notice at least five (5) days in advance of executing any document on behalf of a Member pursuant to this
                           Section 12.1."

         2. Amendment to Right of First Refusal. The Right of First Refusal is hereby amended as follows:

                  (a) All references in the Right of First Refusal to "shareholder" or "shareholders" or "shareholder's" are hereby deleted and "owner" or "owners" or "owner's" as applicable is substituted in lieu thereof; and for purposes of this Agreement, the term "owner" shall include proprietors, shareholders, partners, members or other equity holders.

                  (b) Adding the following new subparagraphs (v) and (vi) to paragraph 1(b) after the phrase "terms of this Agreement,":

                                    "or (v) a reorganization of the legal form of the Medical Practice without changing the ownership of the Medical Practice, or (vi) the sale of the portion of the Medical Practice, if any, located outside of Kern and Tulare Counties, California, provided that any such sale shall not be used to enable any of the Owners practicing in Kern and Tulare Counties to indirectly avoid the intended purposes of this Agreement"

                  (c) The following is added to the end of paragraph 1 of the Right of First Refusal:

                                    "This Agreement shall terminate in the event the hospital being developed by the LLC is not open for business within forty-eight
                                    (48) months from the date the Owner was
                                    first admitted to the LLC as a member.
                                    Additionally, this Agreement shall terminate if all of the Owners of the Medical Practice have withdrawn from the LLC pursuant to
                                    Section 8.12(b) or (c) of the Operating
                                    Agreement of the LLC."

         3. Continuing Effectiveness. Except as provided above, the Memorandum, the Operating Agreement and the Right of First Refusal remain in full force and effect.

         4. Counterpart Execution; Facsimile Execution. This First Amendment may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. Such executions may be transmitted to the Company and/or the other Members by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and constitute one and the same agreement.

         IN WITNESS WHEREOF, this First Amendment has been executed by the parties hereto as of the day and year first above written.

         For the purpose of acknowledging and agreeing to be bound by the terms of this Amendment, the undersigned affiliates of the Members other than HHBF hereby execute this Operating Agreement.


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